UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2020

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 and Item 2.03 of this Form 8-K is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 18, 2020, IntriCon Pte. Ltd. (“Buyer”), a wholly-owned subsidiary of IntriCon Corporation (the “Company”), acquired all of the outstanding shares of Emerald Medical Services Pte., Ltd., a Singapore company (“Emerald”), pursuant to a Share Purchase Agreement dated the same date among Buyer, Emerald and the direct and indirect owners of Emerald. Emerald, based in Singapore, is a provider of joint development medical device manufacturing services for complex catheter applications. The Share Purchase Agreement provides for a purchase price consisting of:

•	a cash payment paid at closing of $7,127,500, subject to a post-closing working capital adjustment;

•	80,000 shares of the Company’s common stock issued at closing, which shares will be held in an escrow account for a period of 18 months to resolve any post-closing claims by the Buyer;

•	a cash payment of $500,000 payable in the event that regulatory approval in Japan is obtained for a particular product within twelve months of closing;

•	an earn-out payment of between $333,334 and $1,000,000 if Emerald has net revenues ranging from $9.0 million to $11.0 million during the first year after closing; and

•	additional earn-out payments equal to 28% of net revenues arising from the sale of certain products or to certain customers for each of the first three years after closing.

The cash portion of the purchase was paid from Company internal funds.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Share Purchase Agreement, which is filed with this Current Report as Exhibit 2.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The information set forth in this Item 2.02, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On May 19, 2020, the Company announced, among other items, earnings for the quarter ended March 31, 2020. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amendment to Credit Facility

On May 13, 2020, the Company and its domestic subsidiaries, referred to as “borrowers,” entered into a Fourteenth Amendment to Loan and Security Agreement and Waiver (the “Fourteenth Amendment”) with CIBC Bank USA. The Fourteenth Amendment, among other things:

•	Increased the Company’s revolving loan borrowing capacity to $12.0 million from its current capacity of $7.0 million. The Company does not have any balance outstanding under the revolving credit facility at this time;

•	Added provisions addressing interest rates following the unavailability of the London Interbank Offered Rate or LIBOR;

•	Waived a default in the fixed charge coverage ratio covenant as of March 31, 2020;

•	Eliminated the funded debt to EBITDA ratio and fixed charge coverage ratio for the quarter ending June 30, 2020;

•	Added a financial covenant requiring that at all times until September 30, 2020, the borrowers maintain at least $15.0 million of liquidity, calculated as the sum of (a) cash on hand, plus (b) cash equivalent investments, plus (c) available borrowing capacity under the revolving credit facility.

The foregoing description of the Fourteenth Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Fourteenth Amendment, which is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 15, 2020, the management of the Company committed the Company to, and began executing on, a strategic restructuring plan designed to accelerate the Company’s future growth by focusing resources on the highest potential growth areas. The plan, which was supported by the Company’s Board of Directors, is expected to be completed by the end of the 2020 second quarter.

Following the Company’s decision last quarter to no longer pursue a direct-to-consumer approach to the hearing health market, we recently made the decision to transition our remaining direct-to consumer operations at Hearing Help Express to solely support our partnership initiatives. In addition, while continued uncertainties remain from the COVID-19 pandemic, we are taking many significant steps to decrease our expenditure profile and current spending run-rate. The following are significant items included in our strategic restructuring plan:

•	Last week, we completed a global net workforce reduction of approximately 35 positions, including many of the previously furloughed positions, resulting in an annual cost savings of approximately $2.4 million
•	We changed our focus to seeking partners in the hearing health market, resulting in approximately $2.0 million reduction in Hearing Help Express consumer advertising expense in 2020 as compared to 2019.
•	In connection with the strategic restructuring plan, we anticipate incurring a $1.2 million to $1.5 million restructuring charge during the second quarter ending June 30, 2020 related to one-time employee termination costs, asset impairment charges and other operations-related expenses.

  To provide more detail on the estimated restructuring charge range of $1.2 million to $1.5 million, the Company currently estimates the one-time employee termination costs will approximate $500,000 to $600,000 and other operations-related expenses will approximate $500,000 to $600,000, all of which are cash charges. Based on the Company’s initial review of its long-lived assets for impairment, the Company may record non-cash impairment charges for Hearing Help Express leasehold improvements and other property, plant and equipment of approximately $200,000 to $300,000 based upon changes in planned use of these assets from the strategic restructuring plan.

  Additional expenses are possible as the Company completes the restructuring of its Hearing Help Express business.

Item 2.06	Material Impairments.

  The information set forth above in Item 2.05 is hereby incorporated into Item 2.06 by reference.

Item 7.01	Regulation FD Disclosure.

  The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Exchange Act.

  On May 19, 2020, the Company announced: (i) earnings for the quarter ended March 30, 2020, (ii) its strategic restructuring plan, (iii) the Emerald acquisition and (iv) the Fourteenth Amendment to its credit facility. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

  Additionally, on May 19, 2020, the Company issued a more detailed press release regarding the Emerald acquisition. A copy of that press release is furnished with this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01	Other Information.

  The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 16, 2020, and in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2020, with the following risk factor:

  We recently acquired Emerald Medical Services and we may explore other acquisitions that complement or expand our business. Acquisitions pose significant risks and may materially adversely affect our business, financial condition and operating results.

  In May 2020, we acquired all of the outstanding shares of Emerald Medical Services, a company incorporated and based in Singapore. Emerald Medical Services represents a new and exciting business opportunity; however, we do not have any prior experience in the complex medical catheter business, and we may not be able to successfully integrate or profitably operate this business, which may result in our not realizing the value paid for the acquisition. We expect to record goodwill and intangible assets in connection with the acquisition, and if we are not able to realize the value paid, it could lead to impairment of the assets acquired, for which we would need to recognize an expense charge. Our success will be largely influenced by management’s ability to hire and retain skilled personnel and determine the proper customer base and marketing channels to achieve our planned profitability levels.

  As part of our business strategy, we may in the future pursue acquisitions of other businesses or technologies that we believe could complement, enhance or expand our current business or product lines, diversify our revenue base or that might otherwise offer us growth opportunities. We may have difficulty finding these opportunities or, if we do identify these opportunities, we may not be able to complete the transactions for various reasons, including a failure to secure financing.

  The Emerald Medical Services acquisition, and any other transactions that we are able to identify and complete, involve a number of risks, including: the diversion of our management’s attention from our existing business to integrate the operations and personnel of the acquired or combined business or joint venture; possible adverse effects on our operating results during the integration process; unanticipated liabilities and litigation; and our possible inability to achieve the intended objectives or achieve the anticipated benefits of the transaction. In addition, we may not be able to successfully or profitably integrate, operate, maintain and manage our newly acquired operations or employees. Future acquisitions also may result in dilutive issuances of equity securities or the incurrence of additional debt.

  Forward-Looking Statements

  Statements made in this Current Report on Form 8-K or in the press release that is furnished with this Current Report that are not historical facts or that include forward-looking terminology, including estimates of future results, the impact of the Emerald acquisition, statements regarding the estimated costs and expenses of the restructuring and estimated annual expense savings, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: impacts of the COVID-19 pandemic and measures taken in response, the risks associated with the Emerald acquisition, the actual number of employee headcount reductions in our strategic restructuring, the results of our lease negotiations, actual cash expenditures that may be made by the Company in connection with the reduction in force and the amount, use and impact of any savings generated by the reduction in force and restructuring. Additional risks, uncertainties and other factors are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2020 and this Current Report on Form 8-K. The Company disclaims any intent or obligation to publicly update or revise the forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Item 9.01	Financial Statements and Exhibits.

  (a) Financial statements of businesses acquired.

  Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than August 3, 2020.

  (b) Pro forma financial information.

  Any required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than August 3, 2020.

  (d)        Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement dated as of May 18, 2020 among IntriCon Pte. Ltd. , a wholly-owned subsidiary of IntriCon Corporation, Emerald Medical Services Pte., Ltd., a Singapore company (“Emerald”), and the direct and indirect owners of Emerald
10.1	Fourteenth Amendment to Loan and Security Agreement and Waiver among the Company, IntriCon, Inc., Hearing Help Express, Inc., and CIBC Bank USA (formerly known as The PrivateBank and Trust Company), dated as of May 13, 2020.
10.2	Amended and Restated Revolving Note from the Company, IntriCon, Inc. and Hearing Help Express, Inc. to CIBC Bank USA (formerly known as The PrivateBank and Trust Company), dated May 13, 2020.
99.1	Press Release dated May 19, 2020.
99.2	Press Release dated May 19, 2020 regarding the Emerald Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: May 19, 2020